       1   EX-1

                                            Draft of 8/16/94


                        $__________

            THE PEP BOYS - MANNY, MOE AND JACK

       ____% Convertible Subordinated Notes Due 1999


                   UNDERWRITING AGREEMENT

                                               ____ __, 1994


CS FIRST BOSTON CORPORATION
  Park Avenue Plaza
  New York, NY 10055

Ladies and Gentlemen:

          1. Introductory. The Pep Boys - Manny, Moe and Jack, a Pennsylvania corporation (the "Company"), proposes to issue and sell to CS First Boston Corporation (the "Underwriter") $__________ principal amount (the "Firm Securities") of its ____% Convertible Subordinated Notes Due 1999 (the "Notes") to be issued under an indenture, dated as of ____ __, 1994 ("Indenture"), between the Company and First Fidelity Bank, National Association, as Trustee, and also proposes to issue and sell, at the option of the Underwriter, an aggregate of not more than $_________ principal amount (the "Option Securities") of the Notes as set forth below. The Firm Securities and the Option Securities are hereinafter collectively referred to as the "Securities". The Company hereby agrees with the Underwriter as follows:

          2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

           (i) A registration statement on Form S-3 (No. 33-     ), including
     a form of prospectus, relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (A) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any)

       2   EX-1
     filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (B) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No stop order suspending the effectiveness of such Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

          (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) at the Effective Time, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) and on the First Closing Date and any Second Closing Date, the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this
     Agreement: (A) at the Effective Time, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the First Closing Date and any Second Closing Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein.

         (iii) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, conformed when so filed in all material respects to the requirements of the Act and the Rules and Regulations.

          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

       3   EX-1

           (v) The Company's only subsidiaries are listed on Schedule A hereto (collectively, the "Subsidiaries"). Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any mortgage, pledge, lien, perfected security interest, claim or encumbrance of any kind or, to the knowledge of the Company, any unperfected security interest.

          (vi) All outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws; the Company has an authorized and outstanding capital stock as set forth in the Prospectus under the caption "Capitalization"; and the stockholders of the Company have no preemptive or similar rights with respect to the capital stock or any other securities of the Company.

         (vii) The Securities are convertible into common stock, par value $1.00 per share, of the Company (the "Common Stock") in accordance with the terms of the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, if and when issued upon such conversion, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

        (viii) There are no contracts, agreements or understandings between the Company and any third party granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any other securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (ix) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity and (B) rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

           (x) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity; the Indenture is (or, if the

       4  EX-1

     Effective Time is subsequent to the execution and delivery of this Agreement, at the Effective Time the Indenture will be) duly qualified under the Trust Indenture Act; and the Indenture conforms to the description thereof contained in the Prospectus.

          (xi) The Securities have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity; and the Securities conform to the description thereof contained in the Prospectus.

         (xii) No consent, approval or authorization, and no order, registration or qualification of or with any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity ("Person"), or any court or government agency or body, is required for the issuance of the Securities or for the consummation of the other transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Trust Indenture Act or the Rules and Regulations and such as may be required under state securities laws in connection with the offer and sale of the Securities.

        (xiii) The execution, delivery and performance of the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries and will not (A) contravene any provision of the charter or by-laws of the Company or any of its Subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Company or any of its Subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of its Subsidiaries or any of their properties or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, except, in the case of clause
     (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the Indenture; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

         (xiv) (A) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, (B) neither the Company nor any of its Subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or upon the use of proceeds from the sale of the Securities in the manner contemplated by the description under the caption "Use of Proceeds" contained in the Prospectus or upon the consummation of the other transactions contemplated by the Prospectus will exist, under any agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any such Subsidiary is subject,

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 5  EX-1

     except, in the case of clauses (B) and (C), for such violations and defaults that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

          (xv) The Company and its Subsidiaries have such permits, licenses, franchises, consents, approvals, authorizations and clearances ("Licenses") and are in compliance with all applicable laws and regulations of federal, state, local and foreign governmental or regulatory authorities, as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the Prospectus and all such Licenses are in full force and effect, in each case except as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

         (xvi) The Company and its Subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and its Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances that are material or that may interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole; all properties held under lease or sublease by the Company and its Subsidiaries are held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; neither the Company nor any of its Subsidiaries is in default under any such lease or sublease, except for defaults which are not material and will not interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole; and no material claim of any sort has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease or subleases or affecting or questioning the right of such entity to the continued possession of the leased or subleased properties under any such lease or sublease.

        (xvii) The Company and its Subsidiaries carry or are entitled to the benefits of insurance, including, without limitation, product liability and business interruption insurance, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

       (xviii) The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations there are no past, present or, to the knowledge of the Company or any of its Subsidiaries, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws in any material respect. Neither the Company nor any of its Subsidiaries is the subject of any federal, state, local or foreign investigation, and neither the Company nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any third party

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 6   EX-1

     relating to any liability or remedial action or potential liability or remedial action under Environmental Laws, nor are there any pending, reasonably anticipated or, to the best knowledge of the Company or any of its Subsidiaries, threatened actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or their properties, assets or operations, in connection with any such Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

         (xix) There are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their properties that are required under the Act to be described in the Registration Statement and the Prospectus (other than as described therein) or that could, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole, or could have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities, or that are otherwise material in the context of the sale of the Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          (xx) The Company and its Subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto (collectively, "Intellectual Property") necessary for the conduct of their businesses as described in the Prospectus, except where the failure to own or possess the same would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole; and to the knowledge of the Company and its Subsidiaries, no conflict with the rights of others exists with respect to any such Intellectual Property.

         (xxi) The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, such returns are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed or due and payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes, and there has been no tax deficiency asserted and, to the knowledge of the Company and its Subsidiaries, no tax deficiency might be asserted against the Company or any of its Subsidiaries, except for such inadequacies or deficiencies that could not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

        (xxii) There are no contracts, agreements or understandings between the Company and any person entitling such person to any fee, commission or payment from the Company in connection with the Securities to be sold by the Company, other than the compensation due and payable to the Underwriter as described in the Prospectus.

       (xxiii) The Flexitrust (as defined in the Prospectus) has been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries. Neither the establishment and maintenance of the Flexitrust nor the consummation of the transactions contemplated by the Flexitrust will (A) contravene any provision of the charter or by-laws of the Company or any of its Subsidiaries or (B) conflict with or result

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 7  EX-1

     in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Company or any of its Subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of its Subsidiaries or any of their properties or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, except, in the case of clause
     (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

        (xxiv) No labor disturbance by the employees of the Company exists, or to the knowledge of the Company, is threatened, that could, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

         (xxv) The financial statements and related schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus comply, in all material respects, with the requirements of the Act and the Rules and Regulations, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial condition and results of operations of the Company and its Subsidiaries, on a consolidated basis, at the dates and for the periods presented.
     The financial information and statistical data set forth in the Prospectus under the captions "Selected Financial Data" and "Capitalization" are fairly stated in all material respects in relation to the consolidated financial statements of the Company from which they have been derived.

        (xxvi) Since the dates as of which information is given in the Registration Statement and the Prospectus, (A) neither the Company nor its Subsidiaries has incurred any material liability or obligation (indirect, direct or contingent) or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company; (B) neither the Company nor its Subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (C) there has been no change in the indebtedness of the Company and, except as contemplated by the Prospectus, no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (D) there has been no material adverse change, nor any development reasonably likely to result in a material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

          (xxvii) On the date the registration statement was first filed with the Commission, and at the Effective Time, the Company met the conditions for use of Form S-3 under the Act and the Rules and Regulations.

          (xxviii) The Company has complied, and will continue to comply, with all provisions of Section 517.075, Florida Statutes (Chapter 92-198,
     Laws of Florida), and the regulations thereunder.

          (xxix) The Company has obtained the written agreement of each director and executive officer of the Company, in form reasonably

       8  EX-1

     satisfactory to the Underwriter, that such persons will not, directly or indirectly, issue, offer, sell, contract to sell, grant any option to purchase, hypothecate or otherwise dispose or cause the disposition of, any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, for a period of 90 days after the commencement of the public offering of the Securities by the Underwriter, without the prior written consent of the Underwriter.

          (b) The Company hereby acknowledges and agrees with the Underwriter that, for all purposes of this Agreement and the transactions herein contemplated, the only information furnished to the Company by the Underwriter specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, are (i) the statements with respect to stabilization appearing on the inside front cover page of the preliminary prospectus and the Prospectus,
(ii) the first sentence of the last paragraph of text appearing on the front cover page of the preliminary prospectus and the Prospectus and (iii) the information appearing in the preliminary prospectus and the Prospectus in the fourth paragraph under the caption "Underwriting."

          3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of _____% of the principal amount thereof plus accrued interest, if any, from __________, 1994 to the First Closing Date (as defined below), the Firm Securities.

          The Company will deliver the Firm Securities to you for the account of the Underwriter, against payment of the purchase price by certified or official bank check in New York Clearing House (next day) funds drawn to the order of the Company at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on _________, 1994, or at such other time not later than seven full business days thereafter as you and the Company determine, such time and date being herein referred to as the "First Closing Date". The Securities so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as you request and will be made available for checking and packaging at the offices of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055 at least 24 hours prior to the Closing Date.

          In addition, upon written notice from you given to the Company not more than 30 days subsequent to the date of the initial public offering of the Securities, the Underwriter may purchase all or less than all of the Option Securities at a purchase price of _____% of the principal amount thereof plus accrued interest, if any, from _______________ __, 1994 to the Second Closing Date (as defined below). The Company agrees to sell to the Underwriter the principal amount of Option Securities specified in such notice and the Underwriter agrees to purchase such Option Securities. Such Option Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Securities or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

          The time for the delivery of and payment for the Option Securities, being herein referred to as the "Second Closing Date" (which date may be the same as the First Closing Date), shall be determined by you but shall be not later than seven full business days after notice of election to purchase Option Securities is given. The Company will deliver the Option Securities to you against payment of the purchase price therefor by certified or

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 9  EX-1

official bank check in New York Clearing House (next day) funds drawn to the order of the Company at the above office of Dewey Ballantine. The Option Securities will be in definitive fully registered form, in such denominations and registered in such names as you request upon reasonable notice prior to the Second Closing Date and will be made available for checking and packaging at the office of CS First Boston Corporation at a reasonable time in advance of the Second Closing Date.

          4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

          5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your prior consent, which consent shall not be unreasonably withheld; and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs or a condition exists as a result of which it is necessary, in the reasonable opinion of counsel to the Underwriter or counsel to the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus would not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither your consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

       10  EX-1

          (e) The Company will furnish to you copies of the Registration Statement (at least two of which will be signed and will include all exhibits and a signed accountant's report of Deloitte & Touche), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

          (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution thereof.

          (g) During the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended, or mailed to stockholders and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (h) Other than pursuant to this Agreement or upon conversion of the Securities or pursuant to employee benefit plans (including stock option plans) in accordance with the terms thereof in existence on the date hereof, the Company will not, directly or indirectly, issue, offer, sell, contract to sell, grant any option to purchase, hypothecate or otherwise dispose or cause the disposition of, or file a registration statement under the Act relating to, any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, for a period of 90 days after the commencement of the public offering of the Securities by the Underwriter, without the prior written consent of the Underwriter.

          The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriter for any expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with the qualification of the Securities for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for the filing fee of and the related reasonable fees and expenses of counsel for the Underwriter in connection with any filings required to be made with the National Association of Securities Dealers, Inc. relating to the Securities, any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in printing and distributing the Registration Statement, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) or related documents.

          6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Option Securities on the Second Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the

       11  EX-1

     amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Deloitte & Touche confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have made a review of the unaudited financial statements included or incorporated by reference in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report attached to such letter;

               (iii)on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors (including each committee thereof) of the Company and its Subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included or incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement;

                    (B) the information set forth under the caption "Selected Financial Data" in the Prospectus does not agree with the amounts set forth in the financial statements from which it was derived or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement;

                    (C) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than five days prior to the date of such letter, there was any decrease in stockholders' equity or change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated Subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the closing date of the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of

       12  EX-1

               the latest income statement included or incorporated by reference in the Prospectus, in merchandise sales, service revenue, total gross profit or operating profit or in the total or per share amounts of net earnings, or any increases or decreases, as the case may be, in other items specified by the Underwriter;

     except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts), numerical data and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages, numerical data and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, numerical data and other financial information to be in agreement with such results.

          For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. On or prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or any of its Subsidiaries that, in the judgment of the Underwriter, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York

       13  EX-1

     authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) You shall have received an opinion, dated such Closing Date, of Willkie Farr & Gallagher, counsel for the Company, to the effect that:

          (i) Each of the Company and its Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which it owns, leases or operates property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear, to the knowledge of such counsel after reasonable inquiry, of any mortgage, pledge, lien, claim, security interest or other encumbrance.

          (ii) The authorized and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization"; and the stockholders of the Company have no preemptive or similar rights with respect to the capital stock or any other securities of the Company.

          (iii)The Securities are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

          (iv) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity and (B) rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

          (v) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency,

       14   EX-1

               reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity; and the Securities have been duly authorized, executed and (assuming they have been duly authenticated in accordance with the terms of the Indenture) issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms entitled to the benefits provided by the Indenture, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity; and the Indenture and the Securities conform to the descriptions thereof contained in the Prospectus.

          (vi) No consent, approval or authorization, and no order, registration or qualification of or with any Person or any court or governmental agency or body is required for the issuance of the Securities sold by the Company or for the consummation of the other transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Trust Indenture Act or the Rules and Regulations and such as may be required under state securities laws in connection with the offer and sale of the Securities.

        (vii) The execution, delivery and performance of the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries and will not (A) contravene any provision of the charter or by-laws of the Company or any of its Subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition or encumbrance upon any assets or property of the Company or any of its Subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument known to such counsel after reasonable inquiry to which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, except, in the case of clause (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the Indenture; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

       (viii) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or, to the knowledge of such counsel after reasonable inquiry, any applicable law, ordinance, administrative or governmental rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or, to

       15  EX-1

               the knowledge of such counsel after reasonable inquiry, in default in the performance or observance of any material obligation, agreement or condition in any agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any such Subsidiary is subject.

          (ix) To the knowledge of such counsel after reasonable inquiry, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their properties that are required under the Act to be described in the Registration Statement and the Prospectus (other than as described therein) or that could have a material effect on the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities, or that are otherwise material in the context of the sale of the Securities.

          (x) To the knowledge of such counsel after reasonable inquiry, there are no contracts, agreements or understandings between the Company and any third party granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any other securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (xi) The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required or that could materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Securities or this Agreement, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.


        (xii) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be) and, to the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

        (xiii) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates and as of such Closing Date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and such counsel have no reason to believe that either the Registration Statement at the time the Registration Statement became effective contained an untrue statement of a

       16  EX-1

               material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of their respective dates and as of the Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary in order to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

          (e) You shall have received from Dewey Ballantine, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents or certificates as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) You shall have received a certificate, dated such Closing Date, of the President and the principal financial officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Company in this Agreement are true and correct, (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, (D) they have carefully examined the Registration Statement and the Prospectus and neither the Registration Statement nor the Prospectus or any amendment or supplement thereto, (i) as of the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of their respective issue dates and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (E) subsequent to the dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development reasonably likely, singly or in the aggregate, to result in a material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its Subsidiaries, taken as a whole.

          (g) You shall have received a letter, dated such Closing Date, of Deloitte & Touche that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become

       17  EX-1

subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter to the extent that any such loss, claim, damage or liability of the Underwriter results from the fact that there was not sent or given to such person, if required by law, at or prior to the written confirmation of the sale of such Securities to the person asserting any such loss, claim, damage or liability, a copy of the Prospectus (exclusive of material incorporated by reference therein) if the Company had previously furnished copies thereof in requisite quantities to the Underwriter.

          (b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the omission so to notify the indemnifying party actually prejudices the indemnifying party's ability to defend the action. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or

       18  EX-1

could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter.
The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Underwriter under Section 7 shall remain in effect. If the purchase of the

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 19  EX-1

Securities by the Underwriter is not consummated for any reason other than solely because of the default by the Underwriter of its obligations hereunder or the occurrence of any event specified in clause (iii), (iv) or (v) of
Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Securities.

          9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055, Attention: Investment Banking Department - New Issue Processing Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at The Pep Boys - Manny, Moe and Jack, 3111 West Allegheny Avenue, Philadelphia, Pennsylvania, 19132, Attention: Chief Financial Officer.

          10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          12. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby consents to personal jurisdiction in the State of New York and voluntarily submits to the jurisdiction of the courts of such State in any proceeding with respect to this Agreement, including federal district courts located in such State.

       20   EX-1


          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

                              Very truly yours,

                              THE PEP BOYS - MANNY, MOE AND JACK



                              By________________________________
                                Name:
                                Title:







The foregoing Underwriting Agreement
  is hereby confirmed and accepted as
  of the date first above written.


CS FIRST BOSTON CORPORATION



   By_____________________________
     Name:
     Title:

       21 EX-1

                           SCHEDULE A

                   Subsidiaries of the Company
                   ---------------------------

PBY Corporation
The Pep Boys - Manny, Moe and Jack of California